UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 8, 2016

Dell Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37867	80-0890963
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dell Way
Round Rock, Texas		78682
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 289-3355

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

Repayment and Termination of Asset Sale Bridge Facility

As previously reported, on September 7, 2016, Denali Intermediate Inc. (“Denali Intermediate”), Dell Inc. (“Dell”), Dell International L.L.C. (“Dell International”), Universal Acquisition Co., EMC Corporation (“EMC”) and certain other direct and indirect wholly-owned subsidiaries of Denali Intermediate and its parent, Dell Technologies Inc. (the “Company”), entered into a credit agreement (the “Asset Sale Bridge Credit Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan Chase”), as administrative agent, and certain other financial institutions as lenders party thereto providing for a senior unsecured asset sale bridge facility in an aggregate principal amount of $2,200 million (the “Asset Sale Bridge Facility”). Dell International and EMC were the borrowers under the Asset Sale Bridge Facility.

On November 8, 2016, the borrowers applied cash proceeds from the sale of substantially all of the Company’s Dell Services business unit and the sale of substantially all of the Company’s Dell Software Group business unit, as reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2016, to repay the outstanding $2,200 million principal amount of the Asset Sale Bridge Facility without premium or penalty and accrued and unpaid interest thereon, and terminated the Asset Sale Bridge Facility and the Asset Sale Bridge Credit Agreement and related documents.

Item 8.01	Other Events.

As previously reported, on September 7, 2016, Denali Intermediate, Dell, Dell International, Universal Acquisition Co., EMC and certain other direct and indirect wholly-owned subsidiaries of Denali Intermediate and the Company entered into a credit agreement (the “Senior Secured Credit Agreement”) with Credit Suisse AG, Cayman Islands Branch, as term loan B administrative agent and as collateral agent, JPMorgan Chase, as term loan A / revolver administrative agent and swingline lender, and certain other financial institutions as agents, issuing banks and/or lenders. The Senior Secured Credit Agreement provides for senior secured credit facilities in the aggregate principal amount of $17,575 million that include a $3,700 million term loan A-1 facility which was fully drawn on September 7, 2016. Dell International and EMC are the borrowers under senior secured credit facilities.

On November 8, 2016, the borrowers applied cash proceeds from the sale of substantially all of the Company’s Dell Services business unit and the sale of substantially all of the Company’s Dell Software Group business unit referred to in Item 1.02 of this report and other cash to repay approximately $2,100 million principal amount of the term loan A-1 facility without premium or penalty and accrued and unpaid interest thereon.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2016	Dell Technologies Inc.

	By:	/s/ Janet B. Wright
Janet B. Wright
Senior Vice President and Assistant Secretary
(Duly Authorized Officer)